ARTHUR
                                    ANDERSEN
                                  [Letterhead]


                                                _______________________________
                                                Arthur Andersen LLP
October 22, 1997                                _______________________________
                                                American International Plaza
Mr. Paul G. Sebetic                             12th Floor
Chief Financial Officer                         250 Munoz Rivera Avenue Hato Rey
TII Industries, Inc.                            P.O. Box 362260
1385 Akron Street                               San Juan PR 00936-2260
Copiague, New York 11726-2996                   809 754 3905




Dear Mr. Sebetic:

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

Very truly yours,


/s/ Arthur Andersen LLP